UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 19, 2021
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard
London
United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)

+44 203-429-3950
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure

On January 19, 2021, TechnipFMC plc (the “Company”) announced that it intends to offer $850,000,000 in aggregate principal amount of senior unsecured notes due 2026 (the “Notes”) in a private offering (the “Offering”) that is exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, the Company will distribute a preliminary offering memorandum dated January 19, 2021 (the “Offering Memorandum”). If the Offering is consummated, the net proceeds from the offering of the Notes will be used, together with cash on hand, to (i) fully repay and terminate certain of the Company’s existing indebtedness, (ii) pay fees and expenses related to the previously announced spin-off of its Technip Energies business segment (the “Spin-off”) and (iii) provide working capital and for general corporate purposes.

The Spin-off is expected to be completed in the first quarter of 2021, subject to customary conditions and regulatory approvals. In order to provide flexibility in the current environment, if the Spin-off is not consummated on or prior to July 31, 2021 or the Spin-off is terminated or abandoned at any time prior to July 31, 2021, then TechnipFMC will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including the date of the redemption, which shall be determined in accordance with the Offering Memorandum.

Attached as Exhibit 99.1 hereto are selected portions of information from the Offering Memorandum that the Company disseminated to potential investors in connection with the Offering. There can be no assurance that the Offering will be completed as described in the Offering Memorandum or at all.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act, except to the extent specifically provided in any such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 8.01    Other Events

On January 19, 2021, the Company issued a press release pursuant to Rule 135c under the Securities Act announcing its intent to commence the Offering. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Excerpts from the Preliminary Offering Memorandum, dated January 19, 2021
99.2	Press Release, dated January 19, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Maryann T. Mannen
Dated: January 19, 2021	Name:	Maryann T. Mannen
	Title:	Executive Vice President and
Chief Financial Officer